Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q1 2014 Sales of $16.8mm (+9%)

BURLINGTON, MA, April 29, 2014 — LeMaitre Vascular, Inc. (NASDAQ: LMAT) today reported Q1 2014 financial results, provided Q2 2014 and full-year 2014 guidance and announced a $0.035/share dividend.

Q1 2014 sales were $16.8mm, a 9% increase vs. Q1 2013. Sales increased 19% internationally and 4% in the Americas. XenoSure sales increased 41% in Q1 2014. Unit sales of all products increased 11% and organic sales grew 4%.

Gross margin in Q1 2014 decreased to 67.0% from 72.9% in Q1 2013 due to manufacturing inefficiencies, the increase of lower margin international and XenoSure sales, XenoSure manufacturing start-up costs, and the costs of operating the recently-acquired Southbridge factory. Higher ASPs partially offset these items. The Q1 2014 gross margin improved sequentially vs. 66.7% in Q4 2013.

In Q1 2014 the Company posted an operating loss of $0.2mm compared to Q1 2013 operating income of $1.1mm, as increased sales were offset by higher operating expenses and a lower gross margin. The Q1 2014 net loss was $0.2mm or ($0.01) per diluted share.

Excluding charges of $0.4mm from the February reduction in force and the March Southbridge factory closure, Q1 2014 operating income was $0.2mm. Excluding special charges, operating expenses increased 10% to $11.1mm in Q1 2014, driven largely by increased headcount, and costs associated with the Company’s initiatives in Canada, Australia and Norway. Peak headcount in Q1 2014 was 340 versus 312 currently.

Cash and marketable securities were $12.5mm at March 31, 2014, a $2.2mm quarterly decrease driven by the payout of 2013 bonuses, increased inventories, operating losses and capital expenditures.

George W. LeMaitre, Chairman and CEO commented, “Our recent cost cutting measures have reduced annual operating expenses by approximately $5mm, and I’m confident we’ll return to profitability in Q2. Separately, our international success continues. Our first direct quarter in Australia and Norway produced 92% and 235% growth, respectively, and our Beijing office should be open in H2 2014. Additionally, our next generation Hydro valvulotome has received market clearance in the U.S., Europe and Canada. The Hydro enables easier introduction into smaller veins and smoother, less traumatic passage.”

Quarterly Dividend

On April 24, 2014, the Company’s Board of Directors approved a quarterly dividend of $0.035/share of common stock. The dividend will be paid June 5, 2014 to shareholders of record on May 22, 2014.

Business Outlook

The Company expects Q2 2014 sales of $17.6mm (+10% vs. Q2 2013) and operating income of $1.0mm. For 2014 the Company expects sales of $70.0mm (+9% vs. 2013), and operating income of $5.5mm (+22% vs. 2013). For 2014 the Company expects XenoSure sales of $10.3mm (+33% vs. 2013).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-638-4817 (+1 617-614-3943 for international callers), using pass-code 63094882. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre, XenoSure, TRIVEX and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales and growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events, as well as non-GAAP operating income and expense after adjusting for special charges. The Company refers to the calculation of non-GAAP sales amounts and percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and non-GAAP operating income and expenses after adjusting for the impact of restructuring charges to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2014 and 2014 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$12,504	$14,711
Accounts receivable, net	10,494	10,590
Inventory	14,186	13,255
Prepaid expenses and other current assets	3,151	3,169

Total current assets	40,335	41,725

Property and equipment, net	5,807	5,810
Goodwill	15,031	15,031
Other intangibles, net	5,758	6,144
Deferred tax assets	1,619	1,615
Other assets	168	167

Total assets	$68,718	$70,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,040	$1,235
Accrued expenses	6,868	7,993
Acquisition-related obligations	801	992

Total current liabilities	8,709	10,220

Deferred tax liabilities	3,475	3,461
Other long-term liabilities	298	249

Total liabilities	12,482	13,930

Stockholders’ equity
Common stock	170	170
Additional paid-in capital	65,209	65,354
Accumulated deficit	(874)	(667)
Accumulated other comprehensive loss	(226)	(253)
Treasury stock	(8,043)	(8,042)

Total stockholders’ equity	56,236	56,562

Total liabilities and stockholders’ equity	$68,718	$70,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2014	March 31, 2013

Net sales	$16,754	$15,382
Cost of sales	5,530	4,176

Gross profit	11,224	11,206

Operating expenses:
Sales and marketing	6,229	5,768
General and administrative	3,315	2,882
Research and development	1,344	1,273
Restructuring charges	403	—
Medical device excise tax	164	160

Total operating expenses	11,455	10,083

Income (loss) from operations	(231)	1,123

Other income (loss):
Interest income (expense), net	—	(3)
Other income (loss), net	(42)	(50)

Income (loss) before income taxes	(273)	1,070

Provision (benefit) for income taxes	(66)	224

Net income (loss)	$(207)	$846

Earnings per share of common stock
Basic	$(0.01)	$0.06

Diluted	$(0.01)	$0.05

Weighted - average shares outstanding:
Basic	15,586	15,219

Diluted	15,586	15,648

Cash dividends declared per common share	$0.035	$0.030

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2014		March 31, 2013
	$	%	$	%
Net Sales by Geography
Americas	$10,664	64%	$10,248	67%
International	6,090	36%	5,134	33%

Total Net Sales	$16,754	100%	$15,382	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2014
Net sales as reported	$16,754
Impact of currency exchange rate fluctuations	(122)
Net impact of acquisitions and distributed sales excluding currency	(602)

Adjusted net sales		$16,030

For the three months ending March 31, 2013
Net sales as reported		$15,382

Adjusted net sales increase for the three months ending March 31, 2014		$648	4%

	For the three months ended
	March 31, 2014	March 31, 2013
Reconciliation between GAAP and Non-GAAP income from operations
Income (loss) from operations, as reported	$(231)	$1,123
Restructuring charges	403	—

Adjusted income from operations	$172	$1,123

	For the three months ended
	March 31, 2014	March 31, 2013
Reconciliation between GAAP and Non-GAAP operating expenses
Operating expenses, as reported	$11,455	$10,083
Restructuring charges	(403)	—

Adjusted operating expenses	$11,052	$10,083

Adjusted operating expenses growth	10%